SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):  May 21, 1997
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                               CENTURA BANKS, INC.
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               (Exact name of registrant as specified in charter)

North Carolina                      1-10646                   56-1688522
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
(State of Incorporation)(Commission File Number)(IRS Employer Identification No.)

134 North Church Street, Rocky Mount, North Carolina              27804
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(Address of principal executive office)                         (Zip code)


Registrant's telephone number, including area code:           (919) 977-4400
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                                       N/A
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          (Former name or former address, if changed since last report)









Exhibit Index on Page 4.



t:\brass\sec\/8K\8-K.doc

Item 5.  Other Events:
On May 21, 1997, Centura Banks, Inc. ("Centura") has agreed to purchase 13 banking offices with deposits of $311 million and loans of approximately $200 million from United Carolina Bank and Branch Banking & Trust Company. A press release is attached as Exhibit 99.







Item 7.  Financial statements and Exhibits.
The exhibit listed in the Exhibit Index is filed herewith as part of this Current Report on Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 CENTURA BANKS, INC.
                                                 Registrant


Date: May 21, 1997                               By: /s/ Steven Goldstein
                                                 Steven Goldstein
                                                 Chief Financial Officer

                                  EXHIBIT INDEX

                                                              Sequential
                                                                    Page
Exhibit                      Description of Exhibit               Number
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99                Press release dated May 21, 1997                 5

For Immediate Release


May 21, 1997


For more information, contact:                       Steven Goldstein
                                                     Chief Financial Officer
                                                     (919) 977-8356


CENTURA ACQUIRES $300 MILLION IN DEPOSITS, SIGNIFICANTLY
BOOSTING EASTERN NORTH CAROLINA MARKET SHARE


         ROCKY MOUNT, N.C. -- Centura Bank has agreed to purchase 13 banking offices with deposits of $311 million and loans of approximately $200 million from United Carolina Bank and Branch Banking & Trust Co. The transaction will significantly increase Centura's market share and customer base in Eastern North Carolina.
         Since the net interest margin on the acquired loans and deposits is similar to Centura's existing margin and the loan-to-deposit ratio is greater than 60 percent, the transaction is expected to add value for Centura shareholders almost immediately.
         "This broadens our market share in the eastern region of North Carolina, which is our traditional base of strength," said Cecil W. Sewell,
Centura's chairman and chief executive officer. "The locations complement markets we already serve, and we will be able to provide new opportunities to customers through our broad range of services such as online banking, telephone banking, insurance, securities and more."
         The 13 offices are located in 10 communities in Eastern and Southeastern North Carolina. The towns of Clinton, Wadesboro and Whiteville each have two offices, and single locations are in Goldsboro, Rockingham, Chadbourn, Faison, Raeford, Kenansville and Williamston.

         Centura  expects  to  complete  the  transaction  by  mid-August.

         The acquisition will push the company's assets above $6.7 billion. Centura Bank, a subsidiary of Centura Banks Inc. (NYSE:CBC), provides a complete line of banking, investment, insurance and trust services to individuals and businesses throughout North Carolina and Virginia. It provides services through 172 financial centers; more than 265 ATMs at financial stores, Wal-Mart and Sam's stores; the Centura Highway telephone banking center; and Quicken, QuickBooks and Microsoft Money, the leading financial software packages; and its web site at www.centura.com.
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